Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer

Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Linda Garcia

U.S. Bank National Association

190 S. LaSalle Street

Chicago, IL 60603

(312) 332-6781

(Name, address and telephone number of agent for service)

Enova International, Inc.

(Issuer with respect to the Securities)

Delaware	45-3190813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Jackson Boulevard Chicago,Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

9.75% Senior Notes Due 2021

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
AEL Net Marketing, LLC	DE	6141	20-4956150
AEL Net of Missouri, LLC	DE	6141	20-4956150
Billers Acceptance Group, LLC	DE	6141	45-2238254
CashEuroNet UK, LLC	DE	6141	26-3713455
CashNet CSO of Maryland, LLC	DE	6141	20-4956150
CashNetUSA CO LLC	DE	6141	20-4956150
CashNetUSA of Florida, LLC	DE	6141	26-2511622
CashNetUSA OR LLC	DE	6141	20-4956150
CNU Newco, LLC	DE	6141	47-1971101
CNU DollarsDirect Inc.	DE	6141	27-0977932
CNU DollarsDirect Lending Inc.	DE	6141	90-0793731
CNU of Alabama, LLC	DE	6141	20-4956150
CNU of Alaska, LLC	DE	6141	20-4956150
CNU of Arizona, LLC	DE	6141	20-4956150
CNU of California, LLC	DE	6141	20-4956150
CNU of Colorado, LLC	DE	6141	20-4956150
CNU of Delaware, LLC	DE	6141	20-4956150
CNU of Florida, LLC	DE	6141	20-5921254
CNU of Hawaii, LLC	DE	6141	20-4956150
CNU of Idaho, LLC	DE	6141	20-4956150
CNU of Illinois, LLC	DE	6141	20-4956150
CNU of Indiana, LLC	DE	6141	20-4956150
CNU of Kansas, LLC	DE	6141	20-4956150
CNU of Louisiana, LLC	DE	6141	47-2146746
CNU of Maine, LLC	DE	6141	20-4956150
CNU of Michigan, LLC	DE	6141	20-4956150
CNU of Minnesota, LLC	DE	6141	20-4956150
CNU of Mississippi, LLC	DE	6141	20-4956150
CNU of Missouri, LLC	DE	6141	20-4956150
CNU of Montana, LLC	DE	6141	20-4956150
CNU of Nevada, LLC	DE	6141	26-4506480
CNU of New Hampshire, LLC	DE	6141	26-1565395
CNU of New Mexico, LLC	DE	6141	20-4956150
CNU of North Dakota, LLC	DE	6141	47-2013090
CNU of Ohio, LLC	DE	6141	37-1777953
CNU of Oklahoma, LLC	DE	6141	47-2031744
CNU of Oregon, LLC	DE	6141	20-4956150
CNU of Rhode Island, LLC	DE	6141	20-4956150
CNU of South Carolina, LLC	DE	6141	20-4956150
CNU of South Dakota, LLC	DE	6141	47-2309597
CNU of Tennessee, LLC	DE	6141	47-2053102
CNU of Texas, LLC	DE	6141	20-4956150
CNU of Utah, LLC	DE	6141	36-4776756
CNU of Virginia, LLC	DE	6141	20-4956150
CNU of Washington, LLC	DE	6141	47-2017129
CNU of Wisconsin, LLC	DE	6141	20-4956150
CNU of Wyoming, LLC	DE	6141	20-4956150
CNU Online Holdings, LLC	DE	6141	20-4956150
CNU Technologies of Iowa, LLC	DE	6141	20-4956150
CreditMe, LLC	DE	6141	47-2932891
Debit Plus Payment Solutions, LLC	DE	6141	26-3471347
Debit Plus Services, LLC	DE	6141	26-2862455

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Debit Plus Technologies, LLC	DE	6141	26-3955301
Debit Plus, LLC	DE	6141	26-2862455
DollarsDirect, LLC	DE	6141	26-4663418
DP Labor Holdings, LLC	DE	6141	98-1022571
Enova Brazil, LLC	DE	6141	20-4956150
Enova Financial Holdings, LLC	DE	6141	27-1129195
Enova International GEC, LLC	DE	6141	61-1725135
Enova Online Services, Inc.	DE	6141	27-1129063
EuroNetCash, LLC	DE	6141	20-4956150
Headway Capital, LLC	DE	6141	38-3952821
Mobile Leasing Group, Inc.	DE	6141	27-1758197
NC Financial Solutions of Alabama, LLC	DE	6141	80-0807037
NC Financial Solutions of Arizona, LLC	DE	6141	80-0807037
NC Financial Solutions of California, LLC	DE	6141	80-0807037
NC Financial Solutions of Delaware, LLC	DE	6141	80-0807037
NC Financial Solutions of Florida, LLC	DE	6141	20-4956150
NC Financial Solutions of Georgia, LLC	DE	6141	80-0807037
NC Financial Solutions of Idaho, LLC	DE	6141	80-0807037
NC Financial Solutions of Illinois, LLC	DE	6141	80-0807037
NC Financial Solutions of Indiana, LLC	DE	6141	27-2424775
NC Financial Solutions of Kansas, LLC	DE	6141	80-0807037
NC Financial Solutions of Louisiana, LLC	DE	6141	80-0807037
NC Financial Solutions of Maryland, LLC	DE	6141	80-0807037
NC Financial Solutions of Mississippi, LLC	DE	6141	80-0807037
NC Financial Solutions of Missouri, LLC	DE	6141	80-0807037
NC Financial Solutions of Montana, LLC	DE	6141	80-0807037
NC Financial Solutions of Nevada, LLC	DE	6141	80-0807037
NC Financial Solutions of New Hampshire, LLC	DE	6141	90-0847181
NC Financial Solutions of New Jersey, LLC	DE	6141	47-3181890
NC Financial Solutions of New Mexico, LLC	DE	6141	80-0807037
NC Financial Solutions of North Dakota, LLC	DE	6141	47-2017630
NC Financial Solutions of Ohio, LLC	DE	6141	80-0807037
NC Financial Solutions of Oregon, LLC	DE	6141	80-0807037
NC Financial Solutions of Rhode Island, LLC	DE	6141	80-0807037
NC Financial Solutions of South Carolina, LLC	DE	6141	80-0807037
NC Financial Solutions of South Dakota, LLC	DE	6141	80-0807037
NC Financial Solutions of Tennessee, LLC	DE	6141	80-0807037
NC Financial Solutions of Texas, LLC	DE	6141	80-0807037
NC Financial Solutions of Utah, LLC	DE	6141	35-2492962
NC Financial Solutions of Virginia, LLC	DE	6141	80-0807037
NC Financial Solutions of Wisconsin, LLC	DE	6141	80-0807037
NC Financial Solutions, LLC	DE	6141	80-0807037
Ohio Consumer Financial Solutions, LLC	DE	6141	20-4956150
Tennessee CNU, LLC	DE	6141	47-2803927
The Check Giant NM, LLC	DE	6141	20-4956150

*	Address and telephone numbers of principal executive offices are the same as those of Enova International, Inc.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 25th of March, 2015.

By:	/s/ Linda Garcia
Linda Garcia
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 21, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 21, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 25, 2015

By:	/s/ Linda Garcia
Linda Garcia
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2014

($000’s)

12/31/2014
Assets
Cash and Balances Due From Depository Institutions	$10,622,022
Securities	100,557,832
Federal Funds	79,987
Loans & Lease Financing Receivables	247,427,720
Fixed Assets	4,246,071
Intangible Assets	13,078,376
Other Assets	22,967,351

Total Assets	$398,978,359

Liabilities
Deposits	$294,158,985
Fed Funds	1,722,932
Treasury Demand Notes	0
Trading Liabilities	734,026
Other Borrowed Money	45,457,856
Acceptances	0
Subordinated Notes and Debentures	3,650,000
Other Liabilities	11,857,789

Total Liabilities	$357,581,588

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	26,256,268
Minority Interest in Subsidiaries	855,903

Total Equity Capital	$41,396,771

Total Liabilities and Equity Capital	$398,978,359